UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2018

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices and zip code)

(401) 847-3327
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of stockholders on June 6, 2018, our stockholders voted:

•
to elect Mark S. Ain and Stanley K. Honey as Class I directors to serve until our annual meeting of stockholders in 2021, and thereafter until their respective successors are duly elected and qualified;

•	to approve, in a non-binding "say on pay" vote, the compensation of our named executive officers;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018.

The final results of such voting are set forth below. We currently intend, until the next stockholder vote on the frequency of holding future non-binding “say on pay” votes, to hold such votes once every year.

Proposal #1 - To vote upon the election of two Class I directors.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
Mark S. Ain	10,447,206	1,215,395	70,097	4,904,091
Stanley K. Honey	10,624,781	1,034,716	73,201	4,904,091

Proposal #2 - To approve, in a non-binding "say on pay" vote, the compensation of our named executive officers.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
10,242,871	1,480,879	8,948	4,904,091
Proposal #3 - To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
16,416,580	203,728	16,481	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 05, 2018	BY:	/s/ FELISE FEINGOLD
Felise Feingold
Vice President and General Counsel